TO BE FILED  AS AN  EXHIBIT  UNDER  SUB-ITEM
                             77Q1(F)   OF  FORM   N-SAR   LETTER   FROM   FORMER
                             INDEPENDENT   ACCOUNTANT   FURNISHED   PURSUANT  TO
                             SUB-ITEM 77K


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the statement of Forum Funds (copy attached) which we understand will be included in response to Sub-item 77K of Form N-SAR and agree with the statements concerning our firm contained therein.


Very truly yours,



    /S/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Boston, Massachusetts


cc:      Mr. Ronald Hirsch
           Treasurer, Forum Funds